FORM OF
                          NEUBERGER BERMAN EQUITY FUNDS
                                     CLASS A
                            ADMINISTRATION AGREEMENT

                                   SCHEDULE A




      The Class A of the Series of Neuberger Berman Equity Funds currently subject to this Agreement are as follows:


Neuberger Berman Global Climate Change Fund
Neuberger Berman International Large Cap Fund
Neuberger Berman Large Cap Disciplined Growth Fund
Neuberger Berman Select Equities Fund



Date: April 15, 2008